Exhibit 23.2

Consent of Independent Auditors

Encore Capital Group, Inc.
San Diego, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement filed under Form S-3 of our report dated February 6, 2004, relating to the consolidated financial statements of Encore Capital Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Costa Mesa, California

May 13, 2004